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                                                                      EXHIBIT 14

                       JOINDER TO STOCK TRADING AGREEMENT

         This Joinder to Stock Trading Agreement (this "Agreement") is dated as of December 19, 2003 and is by and among Electric City Corp., a Delaware corporation (the "Company"), Augustine Fund LP, an Illinois limited partnership ("Augustine"), Technology Transformation Venture Fund, LP, a Delaware limited partnership ("TVF"), and John Donohue, an individual ("Donohue").

                              W I T N E S S E T H:

         WHEREAS, the Company is a party to that certain Stock Trading Agreement dated as of July 31, 2001, as amended (the "Existing Agreement") among the Company and the holders of its outstanding Series A Convertible Preferred Stock; and

         WHEREAS, Morgan Stanley Dean Witter Equity Funding, Inc. ("MSDW") and Originators Investment Plan, L.P. ("OIP"), as "Sellers", and Augustine, TVF and Donohue, as "Purchasers", are parties to that certain Securities Purchase Agreement, dated as of December 19, 2003, whereby MSDW and OIP have agreed to sell and Augustine, TVF and Donohue have agreed to purchase certain outstanding shares of the Company's Series A Convertible Preferred Stock, certain shares of the Company's Common Stock and certain warrants to purchase additional shares of the Company's Common Stock; and

         WHEREAS, Section 2.2 of the Existing Agreement imposes certain limitations upon private sale by any "Party" thereunder of any shares of capital stock of the Company and/or any securities exercisable or for or convertible into shares of capital stock of the Company, including the requirement that any transferee become a "Party" to the Existing Agreement, and accordingly, each of Augustine, TVF and Donohue is willing to become a "Party" to the Existing Agreement and to enter into this Agreement for such purpose, and the Company is agreeable to the same;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Definitions. All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Existing Agreement, except where the context otherwise requires.

         2. Joinder. Each of Augustine, TVF and Donohue hereby agrees with the Company, for the benefit of all parties to the Existing Agreement, that from and after date hereof each of Augustine, TVF and Donohue shall be a party to and be bound by the Existing Agreement with respect to all of the securities being acquired by Augustine, TVF and Donohue, respectively, from MSDW and OIP, including any shares of Common Stock which may hereafter be acquired pursuant to exercise of any of the warrants to purchase additional shares of the Company's Common Stock being acquired and including any shares of the Company's Common Stock which may hereafter be acquired pursuant to conversion of shares of Series A Convertible Preferred Stock.

         3. Representations. Each of Augustine, TVF and Donohue, severally for itself or himself only, hereby represents and warrants to the Company that this Agreement has been duly

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                                                                      EXHIBIT 14

executed and delivered by Augustine, TVF or Donohue (as applicable) and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Each of Augustine, TVF and Donohue hereby acknowledges that it or he has received a copy of the Existing Agreement.

         4.       Miscellaneous.

         (a) All terms, covenants, agreements, representations, warranties and undertakings in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         (b) Changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, only in accordance with the provisions of the Existing Agreement.

         (c) This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

         (d) This Agreement may be executed in counterparts, each of which shall together constitute one and the same instrument.

         (e) The section and paragraph headings herein are for convenience only and shall not effect the construction hereof.

         (f) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Balance of page intentionally left blank; signature pages follow.]

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                                                                      EXHIBIT 14

         IN WITNESS WHEREOF, the parties hereto have caused this Joinder To Stock Trading Agreement to be executed as of the day and year first above written.

ELECTRIC CITY CORP.                         TECHNOLOGY TRANSFORMATION
                                            VENTURE FUND, LP


By:________________________________         By:_________________________________
Name:______________________________         Name:_______________________________
Title:_____________________________         Title:______________________________

AUGUSTINE FUND LP.

                                            ____________________________________
By:________________________________         John Donohue
Name:______________________________
Title:_____________________________

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                                                                      EXHIBIT 14


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